www.bhfs.com 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106 Brownstein Hyatt Farber Schreck, LLP Exhibit 5.1 August 27, 2026 Affirm Holdings, Inc. 221 Main Street, Floor 6 San Francisco, California 94105 To the addressee set forth above: We have acted as local Nevada counsel to Affirm Holdings, Inc., a Nevada corporation (the “Company”), which is the resulting entity (as defined in Nevada Revised Statutes 92A.090) in the conversion of Affirm Holdings, Inc., a Delaware corporation (the “Delaware Corporation”), into a Nevada corporation (the “Conversion”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of an additional (i) 16,858,785 shares (the “2012 Plan Shares”) of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), issuable under the Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan (the “2012 Stock Plan”), and (ii) 3,371,757 shares of Class A Common Stock (together with the 2012 Plan Shares, the “Shares”) issuable under the Affirm Holdings, Inc. 2020 Employee Stock Purchase Plan (together with the 2012 Stock Plan, the “Plans”). This opinion letter is being delivered at your request, pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act. In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Shares as contemplated by the Plans and as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinion expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner contemplated by each of the Plans, and as presently proposed in the Registration Statement. For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Plans, (iii) the Company’s articles of incorporation and bylaws, and (iv) such other agreements, instruments, corporate records (including resolutions of the board of directors and any committee thereof and of the stockholders of the Company) and other documents, or forms thereof, as we have deemed necessary or appropriate, and (b) obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate. Without limi]ng the generality of the foregoing, we have, with your permission, assumed without independent verifica]on that (i) each natural person execu]ng a document has or will have sufficient legal capacity to do so; (ii) all documents submiaed to us as originals are authen]c, the signatures on all

Affirm Holdings, Inc. August 27, 2026 Page 2 documents we reviewed are genuine and all documents submiaed to us as cer]fied, conformed, photosta]c, electronic or facsimile copies conform to the original document; (iii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; and (iv) immediately aber the issuance of any Shares, the total number of issued and outstanding shares of Class A Common Stock, together with the total number of shares of Class A Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement, including either of the Plans, or otherwise, will not exceed the total number of shares of Class A Common Stock then authorized under the Company’s ar]cles of incorpora]on. We are qualified to prac]ce law in the State of Nevada. The opinion set forth herein is expressly limited to, and based exclusively on, the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdic]on. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authoriza]ons or approvals as may be required by, any federal laws, rules or regula]ons, including, without limita]on, any federal securi]es laws, rules or regula]ons, or any state securi]es or “blue sky” laws, rules or regula]ons. Based on the foregoing and in reliance thereon, and having regard to legal considera]ons and other informa]on that we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, if, when and to the extent issued in accordance with all applicable terms and condi]ons set forth in the relevant Plan and in exchange for the considera]on required thereunder, and as described in the Registra]on Statement, the Shares will be validly issued, fully paid and non-assessable. The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion leaer. In delivering this opinion leaer to you, we disclaim any obliga]on to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts aber the filing of this opinion leaer as an exhibit to the Registra]on Statement. No opinion is offered or implied as to any maaer, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein. We hereby consent to the filing of this opinion leaer as an exhibit to the Registra]on Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Sec]on 7 of the Act or the rules and regula]ons of the Commission promulgated thereunder. Very truly yours, /s/Brownstein Hyaa Farber Schreck, LLP